Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Broadband Wireless International Corporation, Inc. (the "Company") on Form 10-QSB for the three-month period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Paul R. Harris and Ben F. Stanley, Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul R. Harris

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Paul R. Harris

Chief Executive Officer

Date: February 14, 2004

/s/ Ben F. Stanley

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Ben F. Stanley

Chief Financial Officer

Date: February 14, 2004

[A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.]